Exhibit 10(m)
           AMENDMENT TO THE ELIZABETHTOWN WATER COMPANY
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN





      Effective as of November 1, 1999, pursuant to Section 11.1(b) of the Elizabethtown Water Company Supplemental Executive Retirement Plan (the "Plan"), the Plan is amended, subject to
written  consent  by  each   Participant  as  required  by  Section
11.1(b) of the Plan (which consent may be obtained in counterparts), by adding the following new Section 11.1(c) following Section 11.1(b) of the Plan:

        "(c)  In no  event  may  the  Plan  be  amended,  modified, terminated or
        constructively  terminated  under  Section  11.1(a)  unless there is in
        place,  as of the date of such  amendment,  modification or termination,
        another plan, fund or program that will provide  retirement income
        benefits  comparable  or  better  (specifically  and in the aggregate) to
        the benefits that would have been provided  under the terms of this Plan
        (and  the  terms  of  the  Employees'  Retirement  Plan  of
        Elizabethtown
        Water  Company,  in the  aggregate)  without regard to such amendment,
        modification  or  termination  (and  without  regard to the amendment,
        modification  or termination  of the Employees'  Retirement
        Plan of
        Elizabethtown   Water   Company   that  gave  rise  to  the
        amendment under
        Section 11.1(a) ). The preceding sentence will apply only to individuals who were Participants in the Plan as of the date of such
        Plan amendment, modification or termination, and will continue to apply to such Participants until their employment with the Company ends."

                               Elizabethtown Water Company

                               By:  Anne Evans Estabrook
                               Chairman of the Board

        I hereby  consent to the adoption of this  Amendment to the
        Plan:

        (Notary Seal)               _________________________
                                    Participant's Signature


                               Dated: November 1, 1999




 The above contract applies to the following individuals:
 Walter Braswell
 Beth Gates
 Edward Mullen
 Gail Brady
 Henry Patterson, III
 James Cowley
 Joseph Stroin
 Norbert Wagner
 Robert W. Kean, III
 Dennis W. Doll
 Andrew M. Chapman

                                                              Exhibit 10(s)

                             EMPLOYMENT AGREEMENT


           EMPLOYMENT AGREEMENT, by and between E'town Corporation, a New Jersey corporation (the "Company"), and Andrew M. Chapman, residing at xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx (the "Executive"), dated as of the 21st day of November, 1999.

                             W I T N E S S E T H:


           WHEREAS, the Executive has served as President of the Company and Elizabethtown Water Company ("Elizabethtown Water");

           WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of the date hereof, among Thames Water plc, a public limited company organized under the laws of England (the "Parent"), Edward Merger Sub, a New Jersey corporation and the Company and its subsidiaries (the "Merger Agreement"), the parties thereto have agreed to enter into the business combination transaction described therein;

           WHEREAS, the Company and Elizabethtown Water desires that, following the Effective Time (as defined in the Merger Agreement), the Executive serve as its President and Chief Executive Officer, and the Executive desires to so serve, in each case upon the terms and conditions set forth herein.

           NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, pursuant to the terms and conditions set forth in this Agreement.

Term.  Unless the Executive's employment shall sooner terminate pursuant to
Section 5, the Company shall employ the Executive for a term commencing on the Effective Time (the "Commencement Date") and ending on the third anniversary thereof (the "Initial Term"). Effective upon the expiration of the Initial Term and of each Additional Term (as defined below), the Executive's employment shall automatically be extended, upon the same terms and conditions, for an additional period of one year (each, an "Additional Term"), in each such case, commencing on the expiration of the Initial Term or the then current Additional Term. The period during which the Executive is employed pursuant to this Agreement is referred to as the "Employment Period."

Position and Duties. (a) During the Employment Period, the Executive shall serve as the President and Chief Executive Officer of the Company and Elizabethtown Water and have such duties and responsibilities as are customarily assigned to individuals serving in such positions and such other duties consistent with the Executive's title and position as determined by the Board of Directors of the Company (the "Board"); his duties shall include, without limitation, full profit and loss responsibility for the Company and sponsorship of all growth opportunities for the Company. The Executive shall report to (i) the Managing Director, International Operations of Thames Water International Services Ltd. with respect to all operational matters relating to the Company and its subsidiaries; and (ii) the Board with respect to all other matters. In addition, the Executive shall have a dotted line reporting relationship to the President of Thames Water North America Inc. ("Thames North America") with respect to development and marketing matters of the Company.

           (b)During the Employment Period, the Company shall cause the Executive to sit on the Board, and Executive shall sit on the Board of Directors of Thames North America ("Thames Board") and Elizabethtown Water. The Executive shall also be deputy chairman of AWM and AWWM. In addition, should the Parent, in the future, establish a board of directors for its businesses in the Americas, then the Executive shall be made a member of such board. During the Employment Period, and excluding any periods of vacation, holiday, personal leave and sick leave to which the Executive is entitled, the Executive shall devote the Executive's full business time, attention and ability to the business and affairs of the Company and shall use the Executive's reasonable best efforts to carry out the Executive's responsibilities faithfully and efficiently in a professional manner. It shall not be considered a violation of the foregoing for the Executive to (i) serve on corporate or civic boards reasonably approved by the Company or on charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements and (iii) manage his or his family's personal investments, in each case so long as such activities do not substantially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement, do not violate the Company's or the Parent's rules and policies (or present a material conflict of interest with the Company) and do not otherwise constitute a violation of Section 7 of this Agreement. The Executive shall comply with the rules and policies of the Company that are generally applicable to the Company's senior executives.

Compensation.    Base Salary. During the Employment Period, the Executive
shall receive an annual base salary of $270,000, payable pursuant to the Company's normal payroll practices, but no less frequently than monthly ("Salary"). Unless this Agreement has been earlier terminated pursuant to
Section 5, on the first anniversary of this Agreement and every anniversary thereafter the Compensation Committee of the Board (the "Compensation Committee") may increase the Executive's Salary from time to time as the Compensation Committee, in its sole and absolute discretion, shall determine.

1 Bonuses.

1Performance Bonus. During the Initial Term, the Company shall pay to the Executive an annual cash bonus (the "Performance Bonus") equal to ten (10) percent of the Executive's Salary, as in effect for such year, if the Executive achieves a specified performance target ("Performance Target") of which ninety percent (90%) shall be based on net profits before taxes based on an agreed annual budget, and ten percent (10%) shall be based on measurable customer service/water quality targets as determined by the Compensation Committee. Such Performance Bonus shall be increased by five percent (5%) of the Executive's Salary for each five percent (5%) increment over the Performance Target achieved by the Executive up to a maximum Performance Bonus of fifty percent (50%) of the Executive's Salary, payable as soon as reasonably practicable after the close of the Company's fiscal year.

2 Customer Bonus. During the Employment Period and on each anniversary of the date of signing of the Merger Agreement, the Company shall pay the Executive a cash bonus (the "Customer Bonus") equal to twelve and one-half percent (12.5%) of the Executive's Salary, as in effect immediately prior to such anniversary date (or in the case of the first anniversary of the date of signing the Merger Agreement, the date of signing the Merger Agreement), for each net increase of 7,500 customer metered connections to the Company's base customer level from such level on the day before the prior anniversary date, payable as soon as reasonably practicable after the determination of the Customer Bonus, if any. Wholesale customer metered connections shall be credited at a rate of fifty percent (50%) of retail customer metered connections. Such net increases shall exclude any customer metered connections of entities or businesses acquired by the Company outside of the State of New Jersey excluding those customer metered connections acquired outside of the State of New Jersey where AWM had disclosed to the Parent (or its affiliates) prior to the date hereof in connection with the due diligence for the Merger Agreement that it had commenced marketing activities outside of the State of New Jersey. Such net increase shall also exclude the acquisition of any privately held water system inside the State of New Jersey where such system has more than 20,000 metered customers.

3 Restricted Stock Bonus. Subject to the terms of the L-Tips Scheme, and during the Employment Period, the Executive shall be eligible to receive an annual grant of restricted shares of the stock of the Parent of up to twenty
(20) percent of Salary, as in effect on the date of such grant (with the number of shares rounded down in the case of a fractional share). The fair market value of such shares shall be determined on the date of such grant in accordance with the terms of the L-Tips Scheme and the exchange rate shall be as published in the Wall Street Journal. Each grant shall vest over a four year period upon the attainment of performance goals specified in accordance with the terms of the L-Tips Scheme or attainment of age 65 by the Executive during the Employment Period. Each such grant shall be made as of the Commencement Date and each anniversary thereof during the Employment Period.

4 Special Retention Bonus. In consideration of the Executive's entering into this Agreement, at the Commencement Time, the Company shall pay a cash bonus ("Special Retention Bonus") equal to twenty (20) percent of the Executive's Salary in effect immediately prior to the Commencement Time.

2 Benefit Plans and Perquisites. The Executive shall be entitled to participate in all benefit, pension, savings, welfare, perquisite and other plans or arrangements that the Company may establish from time to time for its senior executive officers, subject to the terms and conditions of such plans or arrangements. Such plans or arrangements shall be no less favorable to the Executive than those provided to the Executive by the Company immediately prior to the Commencement Date.

3 Expenses. During the Employment Period, the Executive shall be entitled to receive reimbursement for all reasonable business expenses incurred by the Executive in carrying out the Executive's duties under this Agreement in accordance with the policies of the Company, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

4 Vacation. During the Employment Period, the Executive shall be entitled to paid vacation of five (5) weeks per year.

5 Indemnification; D&O Insurance.

1 The Company agrees that if, during or after the Employment Period, the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Board or, if greater, by the laws of the State of New Jersey, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended ("ERISA") excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.
2 Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 4(f)(i) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

           (iii)The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

Termination of Employment.

1 Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death or upon a determination by the Board to terminate the Executive's employment as a result of his Disability during the Employment Period. For purposes of this Agreement, "Disability" shall mean the Executive's incapacity due to physical or mental illness such that the Executive shall have become qualified to receive benefits under the Company's long-term disability plans or any equivalent coverage required to be provided to the Executive pursuant to any other plan or agreement, whichever is applicable.

2 By the Company. The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (i) the conviction of, or entering a plea of nolo contendre by, the Executive for a felony, or the willful commission by the Executive of a criminal or other act that in the judgment of the Board causes or will probably cause substantial economic damage to the Company or substantial injury to the business reputation of the Company; (ii) the commission by the Executive or an act of fraud in the performance of such Executive's duties on behalf of the Company that causes or will probably cause economic damage to the Company; or (iii) the continuing willful failure of the Executive to perform the Executive's duties, as such duties were performed by the Executive prior to the day of the Commencement Date (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Compensation Committee. For purposes of this paragraph 5(b), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.

           A termination for Cause shall include a determination by the Board following the termination of the Employment Period that circumstances existed during the Employment Period that would have justified a termination by the Company for Cause.

3 By the Executive. The Executive may terminate employment during the Employment Period with or without Good Reason. For purposes of this Agreement, "Good Reason" means, without the Executive's written consent, and after written notice (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure an alleged failure are given to the Board by the Executive:

1 the assignment by the Company to the Executive of duties which (x) are materially different or require travel significantly more time consuming or extensive than the Executive's duties or business travel obligations immediately prior to the Commencement Date other than travel to either of the Parent's or Thames North America's principal place of business;
      (y)result in either a significant reduction in the Executive's authority and responsibility as a senior corporate executive of the Company (other than responsibility and authority over AWM and AWWM) or
      (z) the removal of the Executive from, or any failure to reappoint or reelect the Executive to, his current position with the Company, except in connection with a termination of the Executive's employment by the Company for Cause, by reason of the Executive's death or Disability;

           i) a change in the reporting obligations of the Executive;

           ii)a reduction by the Company of the Executive's Salary, or the failure to grant increases in the Executive's Salary pursuant to paragraph 4(a), or on a basis at least substantially comparable to those granted generally to other executives of the Company of comparable title, salary and performance ratings, made in good faith;

           iii) the relocation of the Company's principal executive offices to a location outside the State of New Jersey, or a requirement by the Company that the Executive relocate (except for required travel on the Company's business) (x) to a location which is outside a radius of fifty (50) miles from the Executive's place of employment with the Company immediately prior to the Commencement Date, or (y) to a location outside the State of New Jersey; or, in the event the Executive expressly consents in writing to any such relocation of the Executive outside such fifty mile radius or the State of New Jersey, the failure by the Company to pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change of principal residence in connection with such relocation and to indemnify the Executive against any loss realized in the sale of the Executive's principal residence in connection with any such change of residence, all to the effect that the Executive shall incur no loss upon such sale on an after tax basis;

           iv)the failure by the Company to continue to provide the Executive with substantially the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of ERISA, and bonus plans and any other plan in which executives of the Company of comparable title and salary or subject to similar performance criteria participate provided for by this Agreement; or

           v) the failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in paragraph 15(b) hereof.

4Termination Procedures. Any termination of the Executive's employment by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. For purposes of this Agreement, "Date of Termination" means (i) if the Executive's employment is terminated by the Company or by the Executive (other than for death or Disability), 90 days following the date of receipt of the Notice of Termination and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or, in the case of Disability, the date of the determination of the Executive's Disability, provided that the Company may pay the Executive (at the rate of his Annual Base Salary as then in effect) in lieu of part or all of such notice period.

           The Executive shall not be entitled to give Notice of Termination that the Executive is terminating employment with the Company with or without Good Reason if the Executive shall have received a Notice of Termination from the Company on or prior to the date on which the Executive desires to give a Notice of Termination to the Company which Notice of Termination by the Company specifies that the Company has terminated the Executive's employment with the Company for Cause or by reason of the Executive's Disability.

           Notwithstanding anything contained in this Agreement to the contrary, the Executive shall not be entitled to give Notice of Termination that the Executive is terminating employment with the Company for Good Reason more than six (6) months following the occurrence of the event alleged to constitute Good Reason.

5Effect of Termination. Effective as of any Date of Termination, or, if earlier, as of any date specified by the Company at or following the delivery of a Notice of Termination, the Executive shall resign, in writing, from all Board memberships and other positions then held by him with the Company and its Affiliates.

Obligations of the Company upon Termination.

1 General. If, during the Employment Period, the Executive's employment terminates for any reason, the Executive (or his estate, beneficiary or legal representative) shall be entitled to receive (i) any earned or accrued but unpaid Salary through the Date of Termination (including with respect to unused vacation time), (ii) in the case of any termination of employment other than for Cause, any earned but unpaid incentive awards payable pursuant to Section 4(b) with respect to any fiscal year of the Company ending prior to the Date of Termination and (iii) all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of the Company (other than relating to severance) in which Executive was a participant during his employment with Company in accordance with the terms thereof.

2 Termination During the Initial Term. If, during the Initial Term, the Company terminates the Executive's employment, other than for Cause, death or Disability, or the Executive terminates employment for Good Reason, the Company shall, subject to Section 12, in addition to the amounts provided in paragraph (a) above and excluding any amounts provided in paragraphs (c) and
(d) below, pay to the Executive (or his estate, beneficiary or legal representative):

           i) for a period of thirty (30) months following the Date of Termination, as compensation for services rendered by the Executive on or before the Executive's Date of Termination, the Executive's Salary and incentive awards payable under Section 4(b) (subject to any applicable payroll taxes or other taxes required to be withheld computed at the rate for supplemental payments) at the highest rate in effect during the twenty-four (24) month period ending on the Date of Termination; and

           ii)for a period of thirty (30) months following the Date of Termination, the Company shall provide, at the Company's expense, the Executive and the Executive's spouse and children with full benefits under any employee benefit plan or arrangement in which the Executive participated immediately prior to the Date of Termination, including, without limitation, any hospital, medical and dental insurance with substantially the same coverage and benefits as were provided to the Executive immediately prior to the Date of Termination; and

           iii) for a period of thirty (30) months following the Date of Termination, the Company shall provide to the Executive, at the Company's expense, the automobile (or a comparable automobile) or automobile allowance, as the case may be, provided by the Company to the Executive immediately prior to the Date of Termination and the Company shall reimburse the Executive any and all expenses incurred by the Executive in connection with the use of such automobile during such thirty month period to the extent that the Company reimburses generally other executives of comparable title and salary or subject to comparable performance criteria; and

           iv)any restricted stock of the Parent in the Executive's account (including any stock granted under the L-Tips Scheme) as an officer of the Company and any stock options granted to the Executive on or prior to the Date of Termination which are not vested in the Executive as of the Date of Termination shall become immediately vested, and all such restrictions thereon (including, but not limited to, any restrictions on the transferability of such stock), and any restrictions on any other restricted stock or stock options awarded to the Executive through any plan, arrangement or contract of the Company on or before the Date of Termination, shall be null and void and of no further force and effect and the Company agrees to accelerate and make immediately exercisable in full all unmatured installments of all outstanding stock options to acquire stock of the Company which the Executive holds as of the Date of Termination; and

           v) the Executive's retirement benefits in effect immediately prior to the date on which a Change in Control of the Company occurred under the Company's Supplemental Executive Retirement Plan or any successor plan in effect on the date on which a Change in Control of the Company occurred (the "SERP"), shall become fully vested and nonforfeitable on the Date of Termination and (i) if the Executive has not attained the age of 65 as of the Date of Termination, the Executive shall be deemed to have attained the age of 65 as of the Date of Termination for purposes of the normal retirement provisions of the SERP, and (ii) the Executive shall be deemed to have accumulated fifteen (15) years of continuous service on the Date of Termination for purposes of the benefit accrual provisions of the SERP, in addition to the number of years of service already accumulated by the Executive as of the Date of Termination. In satisfaction of the Company's obligations under this
      Section 6(b)(v), the Company shall purchase an annuity or similar instrument owned by the Executive and payable to the Executive (or the Executive's beneficiaries, as the case may be) which provides for payment to the Executive of the SERP retirement benefits consistent with the provisions of Article 10 of the SERP which payment shall commence, subject to the Executive's right to make an Early Payout Election (as hereinafter defined), as of a date which is no later than sixty (60) days after the day on which the Executive attains the age 65 ("Retirement Age"). Notwithstanding the foregoing sentence, the Executive shall be entitled to elect to receive such payment of the SERP retirement benefits before the Executive's Retirement Age (an "Early Payout Election") if the Executive has completed on the Date of Termination twenty-five (25) Years of Service, which Years of Service shall include the fifteen (15) years of additional continuous service which the Executive is deemed to have accumulated on the Date of Termination, in addition to the number of years of service already accumulated by the Executive as of the Date of Termination, in accordance with subparagraph (ii) of this Section 6(b)(v). In the event that the Executive makes an Early Payout Election in accordance with this Section 6(b)(v), payment of the Executive's SERP retirement benefits under such annuity or similar instrument purchased by the Company under such annuity or similar instrument purchased by the Company under this Section 6(b)(v) shall commence as of a date which is no later than sixty (60) days after the day on which the Executive attains the age of 62; provided, however, that the SERP retirement benefits payable in accordance with the Early Payout Election by the Executive shall be calculated using the reduced percentage from 60% to 55% consistent with the provisions of Section 6.2 of the SERP. Such annuity or other instrument shall be purchased and delivered to the Executive by the Company within thirty (30) days after the Date of Termination. In the event that the Executive elects to make an Early Payout Election in accordance with this Section 6(b)(v), the Executive shall deliver to the Company a written notice of the Executive's Early Payout Election within ten (10) calendar days after the Date of Termination.

3 Special Termination. If, during the six (6) month period commencing on the earlier of either (i) the date of the first BPU rate order received by the Company's subsidiary, Elizabethtown Water after the Commencement Date; or
(ii) eighteen (18) months from the Commencement Date, as the case may be, the Executive terminates employment with the Company and Elizabethtown Water, exercised in his sole discretion without Cause, the Company shall, subject to
Section 12, in addition to the amounts provided in paragraph (a) above and excluding any amounts provided in paragraphs (b) and (d) of this section, pay to the Executive (or his estate, beneficiary or legal representative):

1 for a period of twenty-four (24) months following the Date of Termination, as compensation for services rendered by the Executive on or before the Executive's Date of Termination, the Executive's Salary (subject to any applicable payroll taxes or other taxes required to be withheld computed at the rate for supplemental payments) at the highest rate in effect during the twenty-four (24) month period ending on the Date of Termination; and

           i) for a period of twenty-four (24) months following the Date of Termination, the Company shall provide, at the Company's expense, the Executive and the Executive's spouse and children with full benefits under any employee benefit plan or arrangement in which the Executive participated immediately prior to the Date of Termination, including, without limitation, any hospital, medical and dental insurance with substantially the same coverage and benefits as were provided to the Executive immediately prior to the Date of Termination; and

           ii)for a period of twenty-four (24) months following the Date of Termination, the Company shall provide to the Executive, at the Company's expense, the automobile (or a comparable automobile) or automobile allowance, as the case may be, provided by the Company to the Executive immediately prior to the Date of Termination and the Company shall reimburse the Executive any and all expenses incurred by the Executive in connection with the use of such automobile during such twenty-four month period to the extent that the Company reimburses generally other executives of comparable title and salary or subject to comparable performance criteria; and

           iii) any restricted stock of the Parent which is unvested as of the Date of Termination shall become null and void; and

           iv)the Executive's retirement benefits in effect immediately prior to the Date of Termination under the Company's SERP shall be determined in accordance with the SERP except for the provisions relating to a Change of Control (as such term is defined in the SERP).

4 Termination during the Additional Term. If, during the Additional Term, the Company terminates the Executive's employment, other than for Cause, death or Disability, or the Executive terminates employment for Good Reason, the Company shall, subject to Section 12, in addition to the amounts provided in paragraph (a) above and excluding any amounts provided in paragraphs (b) and
(c) above, pay to the Executive (or his estate, beneficiary or legal representative):

           i) for a period of twelve (12) months following the Date of Termination, as compensation for services rendered by the Executive on or before the Executive's Date of Termination, the Executive's Salary (subject to any applicable payroll taxes or other taxes required to be withheld computed at the rate for supplemental payments) at the highest rate in effect during the twenty-four (24) month period ending on the Date of Termination; and

           ii)benefits required to be provided by the Company pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") ("COBRA").

1.Covenant Not to Compete. The Executive acknowledges and agrees that the Company has a legitimate interest in being protected from the Executive's being employed in a position of management by an entity that competes with the Company. The Executive and the Company have considered carefully how best to protect the legitimate interests of the Company without unreasonably restricting the economic interests of the Executive, and hereby agree to the following restrictions, in addition to those contained in Section 8, as the most reasonable and equitable under the circumstances. During the Employment Period and for the period during which the Executive receives payments, pursuant to Sections 6(b), (c) or (d) hereof, after the Executive's termination of employment with the Company, but in no event beyond the period with respect to which the Executive is entitled to Salary after termination of employment (the "Restriction Period"), the Executive will not, directly or indirectly (whether as sole proprietor, partner or venturer, stockholder, director, officer, employee or consultant or in any other capacity as principal or agent or through any person, subsidiary or employee acting as nominee or agent):

5 Conduct or engage in or be interested in or associated with any person, firm, association, partnership, corporation or other entity that, within the "Territory" (as defined below), directly competes with any service or product that the Company actually provides to its customers, or that the Company has taken substantial steps to commence providing that is (i) a significant part of the Company's business or (ii) intended to be a significant part of the Company's business in the Company's business plan, in each case determined as of the Date of Termination (the "Business"), provided that the foregoing shall not apply if the Executive's interest or association with such competitor is unrelated to the Business. "Territory" shall mean the geographic area in which services or products are actually provided by the Company, or that the Company has taken substantial steps to commence providing that is (i) a significant part of the Company's business or (ii) intended to be a significant part of the Company's business in the Company's business plan, in each case determined as of the Date of Termination.

6 Take any action, directly or indirectly, to finance, guarantee or provide any other material assistance to any person, firm association, partnership, corporation or other entity which conducts or engages in the Business in the Territory with respect to any activity that competes with the Business;

7 Influence or attempt to influence any person, firm, association, partner-ship, corporation or other entity who is a contracting party with the Company at any time during the Restriction Period to terminate any written agreement with the Company except to the extent the Executive is acting on behalf of the Company in good faith; or

8 Hire or attempt to hire for employment any person who is employed by the Company at the time of hiring or attempted hiring or whose active employment with the Company ceased less than six months prior to such time, or attempt to influence any such person to terminate employment with the Company, except to the extent the Executive is acting on behalf of the Company in good faith; provided, however, that nothing herein shall prohibit the Executive from general advertising for personnel not specifically targeting any employee or other personnel of the Company.

9 The restrictive provisions of this Agreement shall not prohibit the Executive from having as an investment an equity interest in the securities of any corporation engaged in the Business, which securities are listed on a recognized securities exchange or traded in the over-the-counter market to the extent that such interest does not exceed 2% of the value or voting power of such corporation and does not constitute control of such corporation.
For purposes of this Section 7 and Sections 8, 9 and 10 of this Agreement, the term "Company" shall include the Company or with respect to the Business or Territory in which the Executive is involved, its affiliates.

2.Confidential Information. The Executive acknowledges and agrees that all material information that is not publicly available or generally known in the industry concerning the Company's business including, without limitation, information relating to its products, customer lists, pricing, trade secrets, patents, business methods, and cost data, business plans and strategies (collectively, the "Confidential Information") is and shall remain the property of the Company. The Executive recognizes and agrees that all of the material Confidential Information, whether developed by the Executive or made available to the Executive, other than information that is not material to the Company or generally known to the public or generally known in the industry, is a unique asset of the business of the company, the disclosure of
which would be damaging to the Company.   Accordingly, the Executive agrees
to hold such material Confidential Information in a fiduciary capacity for the benefit of the Company. The Executive agrees that he will not at any time during or within 10 years after the Executive's employment with the Company for any reason, directly or indirectly, disclose to any person any material Confidential Information the disclosure of which could harm the Company, other than information that is already known to the public or generally known in the industry, except as may be required in the ordinary course of business of the Company or as may be required by law. Promptly upon the termination of this Agreement for any reason, the Executive agrees to return to the Company any and all documents, memoranda, drawings, notes and other papers and items (including all copies thereof, whether electronic or otherwise) embodying any Confidential Information of the Company which are in the possession or control of the Executive. Information concerning the Company's business that becomes public as a result of the Executive's breach of this Section 8 shall be treated as Confidential Information as defined in this Section 8. The Executive shall not be deemed to have breached this
Section 8 unless the disclosure of such Confidential Information actually causes harm to the Company or any of its affiliates.

3.Breach of Certain Provisions. The Executive acknowledges that a violation on the Executive's part of any of the covenants contained in Sections 7 or 8 of this Agreement would cause immeasurable and irreparable damage to the Company. The Executive represents that his economic means and circumstances are such that the provisions of this Agreement, including the non-competition, non-solicitation of employees, confidentiality and Company property provisions, will not prevent him from providing for himself and his family on a basis satisfactory to him and them. Accordingly, the Executive agrees that the Company shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such covenant in addition to any other remedies it may have. The Executive agrees that in the event that any arbitrator or court of competent jurisdiction shall finally hold that any provision of Sections 7 or 8 hereof is void or constitutes an unreasonable restriction against the Executive, the provisions of such Section shall not be rendered void but shall apply to such extent as such arbitrator or court may determine constitutes a reasonable restriction under the circumstances. Any breach by the Executive of the provisions of Sections 7 or 8 of this Agreement shall relieve the Company of all obligations to any further payments to the Executive pursuant to this Agreement or otherwise under any incentive or equity awards made by the Company.

4.Property of the Company. The Executive acknowledges that from time to time in the course of providing services pursuant to this Employment Agreement, he shall have the opportunity to inspect and use certain property, both tangible and intangible, of the Company, including Confidential Information. The Executive hereby agrees that such property shall remain the exclusive property of the Company and shall be returned to the Company upon the Executive's termination of employment.

5.Litigation; Cooperation. If this Agreement is terminated by the Company other than for Cause or by the Executive for Good Reason, in consideration of the payments to be made to the Executive by the Company pursuant to Section 6(b) of this Agreement, the Executive agrees, during the period that the Company is actually making such payments to the Executive and providing benefits to the extent required pursuant to Section 6(b), to provide to the Company and its affiliates truthful and complete cooperation including, but not limited to, the Executive's appearance at interviews and depositions at reasonable times (taking into account the Executive's then employment and place of residence) in all regulatory and litigation matters relating to the Company and the Executive's employment by the Company, whether or not such matters have been commenced at the time of such termination, and to provide to counsel to the Company and its affiliates, upon request, all documents in the Executive's possession or under his control relating to such regulatory and litigation matters, all at no additional compensation to the Executive; provided, however, that the Company will reimburse the Executive for (a) all reasonable expenses, including travel, lodging, meals and attorneys' fees and
(b) any salary forfeited by the Executive or vacation time consumed by him during time spent by the Executive, in connection with the foregoing.

6.Release. In consideration of the payments to be made to the Executive pursuant to Section 6(b), (c) or (d) of this Agreement and as a condition to the payment thereof, the Executive acknowledges that all such payments, if made in accordance with the terms of this Agreement, shall constitute complete satisfaction of all obligations owed by the Company to the Executive hereunder and shall further constitute the Executive's sole remedy against the Company regarding the Executive's employment hereunder. The parties hereby agree that if this Section 12 becomes applicable they will execute a mutually acceptable general release to reflect the provisions of this Section.

7.Certain Additional Payments by the Company.

10Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment award, benefit or distribution by the Company to or for the benefit of the Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 13) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any corresponding provisions of state or local tax laws, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax together with any such interest and penalties, are hereinafter collectively referred to as (the "Excise Tax")), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including, but not limited to, any income taxes, Excise Taxes and any interest or penalties imposed with respect to any such taxes) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

11 Subject to the provisions of Section 13(c), all determinations required to be made under this Section 13, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company in good faith in consultation with the Executive and his advisors, which shall provide detailed supporting calculations to the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment (or, if later, within fifteen (15) days of the date it is determined by the Company that the Payment is subject to the Excise Tax).
Any Gross-Up Payment, as determined pursuant to this Section 13, shall be paid by the Company to the Executive within five days of the receipt of the Company's determination. As a result of the uncertainty in the application of Section 4999 of the Code, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 13(c) and the Executive thereafter is required to make a payment of any Excise Tax, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of independent counsel agreed upon by the parties that the Excise Tax is less than the amount taken into account under Section 13(a) of this Agreement, the Executive shall repay to the Company within thirty (30) days of the Executive's receipt of notice of such final determination or opinion the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a federal, state and local income tax deduction) plus any interest received by the Executive on the amount of such repayment.

12 The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall appraise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            A(give the Company any information reasonably requested by the Company relating to such claim,

            B(take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company.

            C(cooperate with the Company in good faith in order effectively to contest such claim, and

            D(permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 13(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penal-ties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amounts claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

13 If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 13(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 13(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 13(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

8.Arbitration. Any dispute, controversy, or question arising under, out of, or relating to this Agreement (or the breach thereof) or, Executive's employment with the Company or termination thereof (including, but not limited to, claims of discrimination), shall be referred for arbitration to be held in New Jersey (or such other place as the parties and the arbitrator shall agree) to a neutral arbitrator selected by the Executive and the Company and this shall be the exclusive and sole means for resolving such dispute (other than for injunctive relief under Section 9 of this Agreement). The arbitration shall be conducted in accordance with the Employment Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA, and the decision of the arbitrator shall be governed by the rule of law. Such right to submit a dispute arising hereunder to arbitration and the decision of the neutral arbitrator shall be final, conclusive and binding on all parties and interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The arbitrator shall take submissions and hear testimony, if necessary, and shall render a written decision as promptly as possible. The arbitrator may require discovery for good cause shown. Each party shall bear its own costs and expenses incurred in connection with any such arbitration; provided the Company will initially pay for the fees, time, charges and expenses of the arbitrator and the AAA; provided, further, that the arbitrator shall be entitled to award to the prevailing party reimbursement of its reasonable legal costs and expenses (including with respect to the arbitrator and the AAA).

9.Successors.

14 This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive except by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

15 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, provided that the Company may not assign this Agreement except in connection with the assignment or disposition of all or substantially all of the assets or stock of the Company. In the event of such assignment, a failure by the successor to specifically assume, in a writing reasonably acceptable in form and content to the Executive, and delivered to the Executive, the obligations and liabilities of the Company hereunder shall be deemed a material breach of this Agreement. Except as specifically provided in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

10.Miscellaneous.

16 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without reference to its conflict of law rules.

17 All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


           If to the Executive:

               Andrew M. Chapman
               XXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXX
               (Home Address)

           If to the Company:

               Thames Water North America Inc.
               Two Stamford Plaza - 15th Floor
               281 Tresser Boulevard
               Stamford, CT  06091
               Attn:  Jeremy Pelczer


           With a copy to:

               Thames Water North America Inc.
               Two Stamford Plaza - 15th Floor
               281 Tresser Boulevard
               Stamford, CT  06091
               Attn:  Ronald E. Walsh

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

18 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

19 Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement, and shall pay over to the appropriate authorities in a manner consistent with all applicable requirements, all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

20 The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

21 Except as provided herein, the Executive and the Company acknowledge that this Agreement constitutes the entire agreement between the parties and supersedes any prior agreement between the Executive and the Company concerning the subject matter hereof, including, but not limited to, the change of control agreement between the Executive and Company and any amendment thereto (the "Prior Agreement"). The Executive agrees that the Prior Agreement shall terminate as of the Commencement Date, and the Executive explicitly waives any rights to payments or benefits under the Prior Agreement, other than any earned or accrued base salary, bonus or other amounts payable or benefits owed and unpaid prior to the Commencement Date. The Executive shall not be entitled to participate in any severance plans or programs of the Company during the Employment Period.

22 This Agreement shall be of no force and effect if the Merger (as defined in the Merger Agreement) does not become effective and shall automatically expire if the Merger Agreement is terminated.

23 This Agreement may be executed in several counterparts, each of which be deemed an original, and said counterparts shall constitute but one and the same instrument.

24 The Company and Thames North America will be jointly and severally liable for all obligations and agreements of each of them hereunder.

25 Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company and the rights of the Company to terminate the employment of the Executive shall continue as fully as though this Agreement were not in effect; provided, that, this provision shall not constitute a waiver by the Executive of his rights under this Agreement.

26 The Executive shall not be required to mitigate damages or the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or other benefit provided for in this Agreement then or thereafter due to the Executive be reduced or modified by any compensation or other payment or benefit earned or received by the Executive as the result of or in connection with any employment of the Executive by another employer after the Date of Termination, or otherwise.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                               EXECUTIVE

                               /s/ Andrew M. Chapman
                               ____________________________
                               ANDREW M. CHAPMAN


E'TOWN CORPORATION

/s/ Anne Evans Estabrook
______________________________
Name:
Title:


THAMES WATER NORTH AMERICA INC.

/s/ Ronald E. Walsh
______________________________
Name: Ronald E. Walsh
Title: Vice President

                                                               Exhibit 10(t)
                           AMENDMENT TO

         AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

                       Dated August 20, 1998

                          by and between

                      Executives named below

                                and

                        E'TOWN CORPORATION



      This Amendment ("Amendment") to the Amended and Restated Change In Control Agreement, dated as of August 20, 1998 between Executive Named Below (the "Executive") and E'TOWN CORPORATION (the "Company"), is made effective as of this 20th day of November, 1999 by and between the Executive and the Company.

                            WITNESSETH:

      WHEREAS, the Company has entered into that certain Amended and Restated Change in Control Agreement with the Executive, dated as of August 20, 1998 (the "Agreement"), which sets forth the terms and conditions under which benefits and payments shall be made by the Company or its successor to the Executive upon any termination of the Executive's employment with the Company in the event of a change in control of the Company as defined in the Agreement; and

      WHEREAS, the parties hereto have agreed to make certain clarifications to the terms and conditions of the Agreement, as are reflected herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto, intending to be legally bound hereby, agree to amend the Agreement as follows:

      1. Paragraph 4(f) of the Agreement is amended by replacing paragraph 4(f) in its entirety with the following:

           "4(f). the Executive's retirement benefits in effect immediately prior to the date on which a Change in Control of the Company occurred under the Company's Supplemental Executive Retirement Plan, or any successor plan in effect on the date on which a Change in Control of the Company occurred (the "SERP"), shall become fully vested and nonforfeitable on the Date of Termination and
           (i) if the Executive has not attained the age of 65 as of the Date of Termination, the Executive shall be deemed to have attained the age of 65 as of the Date of Termination for purposes of the normal retirement provisions of the SERP, and (ii) the Executive shall be deemed to have accumulated ten (10) years of continuous service on the Date of Termination for purposes of the benefit accrual provisions of the SERP, in addition to the number of years of service already accumulated by the Executive as of the Date of Termination. In satisfaction of the Company's obligations under this paragraph 4(f), the Company shall purchase an annuity or similar instrument owned by the Executive and payable to the Executive (or the Executive's beneficiaries, as the case may be) which provides for payment to the Executive of the SERP retirement benefits consistent with the provisions of Article 10 of the SERP which payment shall commence, subject to the Executive's right to make an Early Payout Election (as hereinafter defined), as of a date which is no later than sixty (60) days after the day on which the Executive attains the age 65 ("Retirement Age"). Notwithstanding the foregoing sentence, the Executive shall be entitled to elect to receive such payment of the SERP retirement benefits before the Executive's Retirement Age (an "Early Payout Election") if the Executive has completed on the Date of Termination twenty-five (25) Years of Service, which Years of Service shall include the ten (10) years of additional continuous service which the Executive is deemed to have accumulated on the Date of Termination, in addition to the number of years of service already accumulated by the Executive as of the Date of Termination, in accordance with subparagraph (ii) of this paragraph 4(f). In the event that the Executive makes an Early Payout Election in accordance with this paragraph 4(f), payment of the Executive's SERP retirement benefits under such annuity or similar instrument purchased by the Company under this paragraph 4(f) shall commence as of a date which is no later than sixty
           (60) days after the day on which the Executive attains the age of 62; provided, however, that the SERP retirement benefits payable in accordance with the Early Payout Election by the Executive shall be calculated using the reduced percentage from 60% to 55% consistent with the provisions of
           Section 6.2 of the SERP. Such annuity or other instrument shall be purchased and delivered to the Executive by the Company within thirty (30) days after the Date of Termination. In the event that the Executive elects to make an Early Payout Election in accordance with this paragraph 4(f), the Executive shall deliver to the Company a written notice of the Executive's Early Payout Election within ten (10) calendar days after the Date of Termination; and"


      2. If any of the terms and conditions of the Agreement are inconsistent with the terms and conditions of this Amendment, the terms and conditions of this Amendment shall supercede such inconsistent terms and conditions of the Agreement. Except to the extent changed or modified herein, all terms and conditions of the Agreement shall remain unchanged and be in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

                          EXECUTIVE:


                          /s/ Executive named below



                          E'TOWN CORPORATION


                          By: /s/ Anne Evans Estabrook
                                 Anne Evans Estabrook,  Chairman of the Board



The above contract applies to the following individuals:
 Walter Braswell
 Beth Gates
 Edward Mullen
 Gail Brady
 Henry Patterson, III
 James Cowley
 Joseph Stroin
 Norbert Wagner
 Robert W. Kean, III
 Dennis W. Doll
 Andrew M. Chapman